Exhibit 5



                                             July 13, 2005



Moody's Corporation
99 Church Street
New York, New York 10007


To the Board of Directors
of Moody's Corporation


Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of Moody's Corporation (the "Company"), a Delaware corporation, and as such, I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 14,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), which may be issued to employees in accordance with the Amended and Restated 2001 Moody's Corporation Key Employees' Stock Incentive Plan (the "Plan").

         I have examined a copy of the Plan and the Registration Statement (including the exhibits thereto). In addition, I have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         I hereby advise you that in my opinion the shares of Common Stock issuable in accordance with the Plan, when duly issued as contemplated by the Registration Statement, the Prospectus and the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         I am a member of the Bar of the State of New York and do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

         I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and the reference to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,



                                                     /s/ John J. Goggins
                                                     -----------------------
                                                     John J. Goggins